                          Goodwin, Procter & Hoar  LLP
                               Counselors at Law
                                 Exchange Place
                             Boston, MA 02109-2881



                              September 27, 1996



Patriot American Hospitality, Inc.
3030 LBJ Freeway, Suite 1500
Dallas, Texas  75234

     Re:  Legality of Securities to be Registered
          Pursuant to the Registration Statement on Form S-3
          --------------------------------------------------

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 3,083,592 shares of common stock, no par value per share (the "Common Stock"), of Patriot American Hospitality, Inc., a Virginia corporation (the "Company"). Of the Common Stock registered pursuant to the Registration Statement (a) 2,839,937 shares (the "Redemption Shares") may be issued by the Company if, and to the extent that, holders of units of limited partnership interest ("Units") in Patriot American Hospitality Partnership, L.P. (the "Operating Partnership") tender such Units to the Operating Partnership for redemption and the Company exercises its contractual right to acquire such tendered Units for Common Stock, and (b) 243,655 shares (the "Restricted Shares") are being registered by the Company for the account of certain stockholders.

     In connection with rendering this opinion, we have examined the Amended and Restated Articles of Incorporation of the Company, as in effect on the date hereof and on file with the Virginia State Corporation Commission; the Amended and Restated Bylaws of the Company, as in effect on the date hereof; the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended to the date hereof (the "Operating Partnership Agreement"); such records of the corporate proceedings of the Company as we deemed material; the Registration Statement and the exhibits thereto; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials
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Patriot American Hospitality, Inc.
September 27, 1996
Page 2



and certificates, documents, statements and other information of the Company or representatives or officers thereof.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the laws of The Commonwealth of Massachusetts, and also express no opinion with respect to the blue sky or securities laws of any state, including Massachusetts. As to matters of Virginia law, we have relied upon the opinion of Hunton & Williams, Richmond, Virginia.

     Based upon the foregoing, we are of the opinion that:

     (1) When the Registration Statement relating to the Redemption Shares has become effective under the Securities Act and the Redemption Shares have been duly issued and exchanged for Units tendered to the Operating Partnership for redemption in accordance with the provisions of the Operating Partnership Agreement as described in the Registration Statement, such Redemption Shares will be validly issued, fully paid and nonassessable

     (2) The Restricted Shares registered under the Registration Statement are validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us with respect to this opinion under the heading "Legal Matters" in the Prospectus which is a part of such the Registration Statement.

                                            Very truly yours,



                                            GOODWIN, PROCTER & HOAR LLP